UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices) (Zip code)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2007, The Cooper Companies, Inc. (the “Company”) issued $350.0 million aggregate principal amount of its 7.125% Senior Notes due 2015 (the “Notes”). The terms of the Notes are governed by an indenture, dated as of January 31, 2007 (the “Indenture”), by and among the Company, the Subsidiary Guarantors listed on the signatures pages thereto, and HSBC Bank USA, National Association, as trustee. A copy of the Indenture, including the form of the Notes, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act.

On January 31, 2007, in connection with the issuance and sale of the Notes, the Company also entered into a registration rights agreement with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc., in their capacity as representatives of the Initial Purchasers, dated as of January 31, 2007 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this report.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•

file a registration statement with the Securities and Exchange Commission by May 31, 2007 with respect to a registered offer to exchange the Notes for new notes of the Company evidencing the same continuing indebtedness under, and having terms substantially identical in all material respects to, the Notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

•	use its commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by August 29, 2007; and

•

upon effectiveness of the exchange offer registration statement, offer the exchange notes in exchange for surrender of the Notes, which exchange offer shall be kept open for not less than 20 business days (or longer if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders of the Notes.

Under certain circumstances, the Company has agreed that it will:

•

file a shelf registration statement with the Securities and Exchange Commission as promptly as practicable (but in no event more than 60 days after so required or requested in accordance with the terms of the Registration Rights Agreement) covering resales of the Notes or the exchange notes, as the case may be;

•	use its commercially reasonable efforts to cause the shelf registration statement to be declared effective within 120 days after so required or requested; and

•

upon effectiveness of the shelf registration statement, use its commercially reasonable efforts to keep the shelf registration statement effective until the earlier of two years after its effective date and such time as all of the applicable notes have been sold thereunder.

If the Company does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes to and including the 90th day following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default damages continue to accrue, provided that the rate of such registration default damages may in no event exceed 1.00% per annum), for the period during which the registration default is not cured.

Concurrent with the closing of the Notes, the Company entered into a Credit Agreement, dated as of January 31, 2007 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto, KeyBank National Association, as sole bookrunner, a lead arranger, administrative agent, swing line lender and an LC issuer, Citigroup Global Markets Inc., as a lead arranger, JPMorgan Chase Bank, N.A., as syndication agent, Union Bank of California, N.A. and BMO Capital Markets Financing Inc., as co-documentation agents, and BNP Paribas, The Royal Bank of Scotland PLC and SunTrust Bank, as managing agents. The Credit Agreement replaces the Company’s previous credit facility that was entered into on January 6, 2005 and amended and restated on December 12, 2005. The Credit Agreement provides for a multicurrency revolving credit facility in an aggregate principal amount of $650.0 million which, unless terminated earlier, matures on January 31, 2012. In addition, the Company has the ability from time to time to increase the size of the revolving credit facility by up to an additional $250.0 million.

Amounts outstanding under the Company’s new credit facility will bear interest, at the Company’s option, at either the base rate, which is a rate per annum equal to the greater of (a) KeyBank’s prime rate or (b) one-half of one percent in excess of the federal funds effective rate, the LIBOR or adjusted foreign currency rate, plus, in each case, an applicable margin of, initially, 0 basis points, in respect of base rate loans and 125 basis points, in respect of LIBOR or adjusted foreign currency rate loans. Following a specified period after the closing date, the applicable margins will be determined quarterly by reference to a grid based upon the Company’s ratio of funded debt to EBITDA, as defined in the Credit Agreement. During the term of the revolving facility, the Company may borrow, repay and re-borrow amounts available under the revolving credit facility, subject to voluntary reduction of the revolving commitment.

The Company pays an annual commitment fee that ranges from 0.150% to 0.275% of the unused portion of the revolving credit facility depending on certain financial ratios. In addition to the annual commitment fee described above, the Company is also required to pay certain letter of credit and related fronting fees and other administrative fees pursuant to the terms of the Credit Agreement.

The Company’s new credit facility is not secured by any of its assets. All obligations under the new credit facility will be guaranteed by each of the Company’s existing and future direct and indirect material domestic subsidiaries (defined as domestic subsidiaries who have total assets of $15 million or more).

The new credit facility is not subject to amortization or to mandatory prepayments prior to maturity (other than where the aggregate amount of the loans and/or the letters of credit outstanding exceed the aggregate amount of the commitments of the lenders and/or the letter of credit commitment of the issuing bank thereunder, respectively).

The Credit Agreement includes, among other terms and conditions, limitations (subject to specified exclusions) on the ability of the Company to incur debt; create liens; engage in certain mergers, consolidations and acquisitions; sell or transfer assets; make restricted payments; make investments, loans and advances; engage in transactions with affiliates; and enter into agreements which restrict the Company’s ability to grant liens, to make capital distributions or to pay any debt. Pursuant to the terms of the Credit Agreement, the Company is also required to maintain specified financial ratios.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Credit Agreement is incorporated in this Item 2.03 by reference.

On January 31, 2007, the Company issued $350.0 million aggregate principal amount of the Notes. The Initial Purchasers received discounts and commissions in an aggregate amount of approximately $7.4 million in connection with the issuance and sale of the Notes. The Notes are general unsecured senior obligations of the Company and rank equally in right of payment with all other senior unsecured indebtedness of the Company. The Notes are unconditionally guaranteed by the Subsidiary Guarantors. Interest is payable on February 15 and August 15 of each year beginning August 15, 2007 until the maturity date of February 15, 2015.

The Notes bear interest at 7.125% per annum. The Company may redeem some or all of the Notes at any time prior to February 15, 2011 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” The Company may redeem some or all of the Notes at any time on or after February 15, 2011 at certain redemption prices. The Company may redeem up to 35% of the Notes on or prior to February 15, 2010 from the proceeds of certain sales of its equity securities at 107.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption. The Company may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the Notes initially issued remains outstanding and the redemption occurs within 90 days of the date of the equity offering closing.

The holders of the Notes have the right to require the Company to repurchase the Notes in cash in the event of a change of control, for a repurchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest and additional interest, if any.

A “change of control” will be deemed to have occurred at the time that any of the following occurs:

•

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the property and assets of the Company and the properties and assets of its subsidiaries taken as a whole to any person or group of related persons for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than to one or more Subsidiary Guarantors;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

•

any person or group shall be or become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or

•

the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment when due of interest on or Additional Interest (as defined in the Indenture) with respect to the Notes;

•	default in payment when due of the principal of or premium, if any, on the Notes;

•

failure by the Company or any of its Restricted Subsidiaries (as defined in the Indenture) for 30 days after notice to comply with the covenant which restricts the ability of the Company to consolidate with or merge into another person or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties and assets and the properties and assets of its Restricted Subsidiaries to another person, or with the covenant obligating us to offer to repurchase the Notes (and to consummate the repurchase of the Notes tendered pursuant to such offer) in the event of a change of control (as defined above);

•

failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any other covenant or agreement in the indenture or the Notes after written notice thereof is given to the Company by the trustee or to the Company and to the trustee by holders of at least 25% in aggregate principal amount of the then outstanding Notes voting as a single class;

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay any scheduled installment of principal on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

•

failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction (to the extent not covered by insurance) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

•

except as permitted by the Indenture, any Subsidiary Guarantee (as defined in the Indenture) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

•

certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (as defined in the Indenture) or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of January 31, 2007, by and among The Cooper Companies, Inc., the Subsidiary Guarantors listed on the signatures pages thereto, and HSBC Bank USA, National Association, including the form of 7.125% Senior Notes due 2015.

4.2	Registration Rights Agreement, dated as of January 31, 2007, by and among The Cooper Companies, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc.

10.1	Credit Agreement, dated as of January 31, 2007, among The Cooper Companies, Inc., the lenders from time to time party thereto, KeyBank National Association, as sole bookrunner, a lead arranger, administrative agent, swing line lender and an LC issuer, Citigroup Global Markets Inc., as a lead arranger, JPMorgan Chase Bank, N.A., as syndication agent, Union Bank of California, N.A. and BMO Capital Markets Financing Inc., as co-documentation agents, and BNP Paribas, The Royal Bank of Scotland PLC and SunTrust Bank, as managing agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Steven M. Neil
Steven M. Neil
Vice President and Chief Financial Officer

Dated: February 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of January 31, 2007, by and among The Cooper Companies, Inc., the Subsidiary Guarantors listed on the signatures pages thereto, and HSBC Bank USA, National Association.

4.2	Registration Rights Agreement, dated as of January 31, 2007, by and among The Cooper Companies, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc.

10.1	Credit Agreement, dated as of January 31, 2007, among The Cooper Companies, Inc., the lenders from time to time party thereto, KeyBank National Association, as sole bookrunner, a lead arranger, administrative agent, swing line lender and an LC issuer, Citigroup Global Markets Inc., as a lead arranger, JPMorgan Chase Bank, N.A., as syndication agent, Union Bank of California, N.A. and BMO Capital Markets Financing Inc., as co-documentation agents, and BNP Paribas, The Royal Bank of Scotland PLC and SunTrust Bank, as managing agents.